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                                   EXHIBIT 5.1

                     GROSS SHUMAN BRIZDLE & GILFILLAN, P.C.



GORDON R. GROSS                        ATTORNEYS AT LAW                      LEONARD J. BRIZDLE
IRVING M. SHUMAN*                465 MAIN STREET - SUITE 600                   (1930 - 1987)
PETER S. GILFILLAN               BUFFALO, NEW YORK 14203-1787
DAVID H. ALEXANDER**                    (716) 854-4300
ROBERT J. FELDMAN                     FAX: (716 854-2787                      James A. Denman
LESLIE MARK GREENBAUM          e-mail: jhuman@gross-shuman.com                Special Counsel
JEFFREY A. HUMAN
HUGH C. CARLIN
HOWARD B. COHEN+                                                        5820 MAIN STREET - SUITE 306
CINDY ALGASE GRADL**                                                      WILLIAMSVILLE, NY 14221
JOHN K. ROTTARIS                                                           (By Appointment Only)
JOHN F. LEONE
JONATHAN D. SCHECHTER++                                                      * NY & WASH DC BAR
DAVID H. ELIBOL


                                  June 30, 2003


Evans Bancorp, Inc.
14-16 North Main Street
Angola, New York 14006

Ladies & Gentlemen :

         We have acted as counsel to Evans Bancorp, Inc., a New York corporation (the "Company"), in conjunction with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 100,000 shares (the "Shares") of its Common Stock, $.50 par value per share (the "Common Stock") under the Evans Bancorp, Inc. Employee Stock Purchase Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificate of the Company's officers as we have deemed relevant; and the Registration Statement and the Exhibits thereto.

         In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.





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Evans Bancorp, Inc.
Page 2
June 30, 2003



         Based upon the foregoing, we are of the opinion that: (i) the Shares have been duly and validly authorized by the Company and (ii) when sold pursuant to the terms and conditions of the Plan and such Shares have been issued in accordance with and subject to such terms and conditions including the receipt of the consideration provided for such Shares, such Shares of Common Stock will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement.

                                      GROSS, SHUMAN BRIZDLE
                                      & GILFILLAN, P.C.


                                      By: /s/ Jeffrey A. Human
                                      -----------------------------------------
                                      Jeffrey A. Human


JAH/jmk



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